AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
CUSTODY AGREEMENT

    THIS AMENDMENT, effective as of the last date in the signature block, to the Custody Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into as of the last date on the signature page, by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a new series to the Trust; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Amended Exhibit O is hereby superseded and replaced with Amended Exhibit O attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: ______________________________	By: ________________________________

Name: Christopher E. Kashmerick	Name: _____________________________

Title: President	Title: ______________________________

Date: ____________________________	Date: ______________________________

Amended Exhibit O to the Trust for Advised Portfolios Custody Agreement

Name of Series
Soundwatch Covered Call ETF
Soundwatch Hedged Equity ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum¹ where Soundwatch Capital, LLC (the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund²    Basis Points on Trust AUM²
$ __ for Funds 1-5    __on the first $ 1b
$ __for Funds 6+     __on the balance

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See Additional Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

¹ Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's 12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to 50% of $ __ ($ __ admin/acct/ta + $ __Custody + $ __Distributor).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

APPENDIX C - Custody Services in addition to the Base Fee
Portfolio Transaction Fees²
■$ __- Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ __- Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ __- Option/SWAPS/future contract written, exercised or expired
■$ __- Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ __- Physical security transaction
■$ __- Check disbursement (waived if U.S. Bank is Administrator)
■$ __- Manual instructions fee. (Additional Per Securities and Cash Transactions)
■$ __- Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
■$ __- Per Non-USD wire.
■$ __- Per Non-FX Executed at U.S. Bank
■$ __ - Monthly charge on zero valued securities (Per ISIN)
■$ __- Per Proxy Vote cast.
■$ __- Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$ __ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
■Class Action Services - $ __ filing fee per class action per account, plus __% of gross proceeds, up to a maximum per recovery not to exceed $ __.
■No charge for the initial conversion free receipt.
■Overdrafts - Charged to the account at prime interest rate plus __%, unless a line of credit is in place.
■Additional fees will apply - Third Party lending

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	__	__	Hong Kong	__	__	Poland	__	__
Australia	__	__	Hungary	__	__	Portugal	__	__
Austria	__	__	Iceland	__	__	Qatar	__	__
Bahrain	__	__	India	__	__	Romania	__	__
Bangladesh	__	__	Indonesia	__	__	Russia	__	__
Belgium	__	__	Ireland	__	__	Saudi Arabia	__	__
Bermuda	__	__	Israel	__	__	Serbia	__	__
Botswana	__	__	Italy	__	__	Singapore	__	__
Brazil	__	__	Japan	__	__	Slovakia	__	__
Bulgaria	__	__	Jordan	__	__	Slovenia	__	__
Canada	__	__	Kenya	__	__	South Africa	__	__
Chile	__	__	Kuwait	__	__	South Korea	__	__
China Connect	__	__	Latvia	__	__	Spain	__	__
China (B Shares)	__	__	Lithuania	__	__	Sri Lanka	__	__
Colombia	__	__	Luxembourg	__	__	Sweden	__	__
Costa Rica	__	__	Malaysia	__	__	Switzerland	__	__
Croatia	__	__	Malta	__	__	Tanzania	__	__
Cyprus	__	__	Mauritius	__	__	Taiwan	__	__
Czech Republic	__	__	Mexico	__	__	Thailand	__	__
Denmark	__	__	Morocco	__	__	Tunisia	__	__
Egypt	__	__	Namibia	__	__	Turkey	__	__
Estonia	__	__	Netherlands	__	__	UAE	__	__
Eswatini	__	__	New Zealand	__	__	Uganda	__	__
Euroclear (Eurobonds)	__	__	Nigeria	__	__	Ukraine	__	__
Euroclear (Non-Eurobonds)	__	__	Norway	__	__	United Kingdom	__	__
Finland	__	__	Oman	__	__	Uruguay	__	__
France	__	__	Pakistan	__	__	Vietnam	__	__
Germany	__	__	Panama	__	__	West African Economic Monetary Union (WAEMU)*	__	__
Ghana	__	__	Peru	__	__	Zambia	__	__
Greece	__	__	Philippines	__	__	Zimbabwe	__	__
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee
$ __ monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."
Plus: Global Custody Transaction Fees¹
Global Custody transaction fees associate with Sponsor Trades². (See schedule above)
■A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule above)
Global Custody Tax Services:
■Global Filing: $ __ per annum
■U.S. Domestic Filing: $ __ per annum (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

¹"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Advisor’s signature as acknowledgement of the fee schedule on Amended Exhibit M is not needed. Soundwatch Capital, LLC signed the fee schedule proposal, dated March 24, 2022, on April 7, 2022.